As filed with the Securities and Exchange Commission on August 29, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Quanergy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-0535845
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

433 Lakeside Drive

Sunnyvale, California 94085

(408) 245-9500

(Address of principal executive offices, including zip code)

Quanergy Systems, Inc. 2013 Equity Incentive Plan

(Full title of the plans)

Kevin J. Kennedy, Chief Executive Officer

Quanergy Systems, Inc.

433 Lakeside Drive

Sunnyvale, California 94085

(408) 245-9500

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Karen E. Deschaine Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000	Patrick Archambault Quanergy Systems, Inc. 433 Lakeside Drive Sunnyvale, California 94085 (408) 245-9500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of some or all of those shares of Common Stock, par value $0.0001 per share, of Quanergy Systems, Inc., a Delaware corporation (“us”, “we” or the “Registrant”), referred to above that constitute “control securities” or “restricted securities,” as applicable, within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and Instruction C of the General Instructions to Form S-8, by certain stockholders that are current and former employees, consultants, directors, and executive officers of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

QUANERGY SYSTEMS, INC.

12,507,954 Shares of Common Stock

This prospectus relates to 12,507,954 shares, (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Quanergy Systems, Inc., a Delaware corporation, which Shares may be offered from time to time by certain stockholders that are our current and former employees, consultants, directors, and executive officers (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were or will be acquired by the Selling Stockholders pursuant to the Quanergy Systems, Inc. 2013 Equity Incentive Plan (as amended and/or restated, the “2013 Plan”) or other “employee benefit plans” as such term is defined in Rule 405 under the Securities Act.

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares, including due to limitations under lock-up agreements they have entered into with the Business Combination (as defined below), and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of our Common Stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “QNGY”. On August 26, 2022, the last reported sale price of our Common Stock was $0.30 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

We are an “emerging growth company” as defined under the federal securities laws, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our Common Stock involves a high degree of risk. Before buying any shares of our Common Stock, you should carefully read the discussion of the risks of investing in our Common Stock in the section titled “Risk Factors” included or incorporated by reference into this prospectus on page 6.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 29, 2022

Neither we nor any of the Selling Stockholders has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any accompanying prospectus supplement we have prepared. Neither we nor any of the Selling Stockholders takes any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations, and future growth prospects may have changed since that date.

The Quanergy Systems, Inc. design logo, “Quanergy,” and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Qanergy Systems, Inc. Other trade names, trademarks, and service marks used in this prospectus are the property of their respective owners. Solely for convenience, we have omitted the ® and ™ designations, as applicable, for the trademarks we name in this prospectus.

On February 8, 2022 (the “Closing Date”), Quanergy Systems, Inc., a Delaware corporation (the “Company” or “Quanergy”) (f/k/a CITIC Capital Acquisition Corp. (“CCAC”)), consummated the closing of the transactions contemplated by that certain Agreement and Plan of Merger dated as of June 21, 2021, as amended June 28, 2021, November 14, 2021 and December 26, 2021 (the “Merger Agreement”), by and among Quanergy Systems, Inc., CITIC Capital Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of CCAC (“Merger Sub”) and Quanergy Perception Technologies, Inc., a Delaware corporation (f/k/a Quanergy Systems, Inc., and when referred to in its pre-Business Combination (as defined below) capacity, “Legacy Quanergy”). The Company’s shareholders approved the business combination (the “Business Combination”) and the change of CCAC’s jurisdiction from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation formed under the laws of the State of Delaware (the “Domestication”) at an extraordinary general meeting of stockholders held on January 31, 2022 (the “Special Meeting”).

i

Pursuant to the terms of the Merger Agreement, the Business Combination was effected through the merger of Merger Sub with and into Legacy Quanergy, with Legacy Quanergy surviving the transaction as a wholly owned subsidiary of the Company. In connection with the Domestication, the Company changed its name from CITIC Capital Acquisition Corp. to Quanergy Systems, Inc.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Quanergy Systems, Inc.,” “we,” “us,” “our” and similar terms refer to Quanergy Systems, Inc. (f/k/a CITIC Capital Acquisition Corp.) and its consolidated subsidiaries.

ii

THE COMPANY

Overview

We are a leading provider of LiDAR and three dimensional (“3D”), perception software solutions. LiDAR, which is an acronym for Light Detection and Ranging, is a real-time sensing technology that determines the shape and contour of physical objects in the environment using a technique known as time of flight, which measures the time a laser beam travels to and from a specific object. 3D perception software interprets measurement data from LiDAR sensors, known as a point cloud, and translates that information into a rich data set, such as the type of objects detected (e.g., people, vehicles), location in space, direction and speed of movement. Our LiDAR and 3D perception software solutions are designed to provide visualization and automation of applications in a wide range of industries, leading to greater efficiency, safety and improved operational outcomes. We believe LiDAR and 3D perception technologies have the potential to fundamentally transform how machines interact with humans, unleashing new levels of productivity, and in the process, creating significant revenue potential for LiDAR solution suppliers like us. According to third-party estimates aligned with our own, the global LiDAR market is forecasted to reach $27.3 billion by 2030.

We currently focus on two broad market categories—automotive and Internet of Things (“IoT”). IoT refers to a network of physical objects that are embedded with sensors, software and communications capabilities for the purpose of connecting and exchanging data with other devices and systems over the Internet. Our current IoT-related markets of focus include mapping, security, smart cities and industrial automation. These applications generally operate in real-time and have high-value, mission-critical characteristics. Within the automotive market, we focus primarily on the opportunity to automate high volume passenger vehicles, but we also include within this category the automation of robo-taxis, shuttles, trucks and off-road vehicles. We have a balanced business strategy focused on both the IoT market, which exists at scale today, and the automotive market, which is more nascent and is expected to scale over time. We see LiDAR and 3D perception as platform capabilities that are applicable broadly, and for that reason, we expect to enter additional market verticals in the future.

Our foundational LiDAR platform is based on optical phased array (“OPA”), technology. This approach is referred to as solid state, because it has no moving parts and is built on a semiconductor technology and manufacturing process known as complementary metal oxide semiconductor (“CMOS”). The operating principal of an OPA-based LiDAR is to use an array of miniature antennae to create spatial interference which is electronically controlled to form and steer beams of light. Because our OPA-based sensors have no moving parts, the design is extremely reliable and highly immune to vibrations. Our OPA operates in a manner that is analogous to phased array radar systems that have become the standard in the automotive industry. Our OPA employs a combination of semiconductor and optical technologies, known as silicon photonics, packaged onto a small, photonic integrated circuit. By leveraging a mature CMOS semiconductor production approach, we expect that the cost of our OPA can be significantly reduced over time. We believe that our OPA-based LiDAR can be the winning solid state architecture for the automotive industry because it is designed to deliver electronic beam steering, ultra-high reliability and can take advantage of the scalability of the semiconductor supply chain to achieve a low price point required by the automotive sector. Our OPA technology forms the basis for our S Series of solid state LiDAR sensors.

We also offer a portfolio of solutions designed to address the needs of IoT applications, including our M Series LiDAR sensors and our QORTEX 3D perception software platform. Our M Series of sensors utilize a traditional mechanical scanning design to deliver a 360 degree field of view required for many IoT applications. We believe our M Series offers industry leading range, accuracy, resolution and field of view compared to competitive offerings. Our QORTEX platform is designed to enable highly accurate 3D object detection, tracking and classification, fusing of LiDAR data with other sensing technologies and simple integrations with third-party systems and business applications. Moreover, we offer QORTEX Aware, an embedded software application that enables collision avoidance and object detection. We also plan to offer QORTEX Insights, a suite of complementary software analytics and dashboards. We believe our ability to mix and match the optimal hardware-software combination to meet our customers’ perception and automation needs is unique in the industry.

Our IoT solutions are sold globally through a network of over 40 channel partners, including value added resellers (“VARs”) systems integrators (“SIs”) distributors and strategic partners. The two key end markets within IoT solutions consist of (i) flow management where our sensors and software are used for a variety of security, smart spaces, and smart traffic applications, and (ii) the industrial market where we cater to material handling, robotics, and other end markets like port automation. Some of the key IoT partners are: Genetec Inc., Milestone Systems A/S (VMS integration for flow management applications), Securitas AB (Security), Parifex (Smart City) and Vecna Robotics, Inc. (Industrial). Our engagement with automotive OEMs is primarily focused on the S3 solid state sensor. We have a partnership with Sensata Technologies Holdings plc and we have also received investments from other automotive and IoT industry leaders, including Aptiv PLC, Daimler AG, Enterprise Holdings, Inc. and Samsung Electronics Co., Ltd.

Background

Busines Combination

Prior to the Business Combination we were a blank check company, incorporated on September 9, 2019 in the Cayman Islands for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar Business Combination with one or more businesses.

On February 8, 2022, Quanergy Systems, Inc., a Delaware corporation (f/k/a CITIC Capital Acquisition Corp.), consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated June 21, 2021, by and among CCAC and Legacy Quanergy. On January 28, 2022, Legacy Quanergy changed its corporate name to Quanergy Perception Technologies, Inc. The Company’s shareholders approved the Business Combination and the change of CCAC’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation formed under the laws of the State of Delaware at an extraordinary general meeting of stockholders held on January 31, 2022. In connection with the Special Meeting and the Business Combination, holders of 26,867,796 of CCAC’s Class A Ordinary Shares, or approximately 97.3% of the shares with redemption rights, exercised their right to redeem their shares for cash at a redemption price of approximately $10.07 per share, for an aggregate redemption amount of $270,503,771. On February 8, 2022, holders of 600,000 of CCAC’s Class A ordinary shares, or approximately 2.2% of the shares with redemption rights, reversed their prior redemptions, resulting in $6,040,773 being returned to the trust account established at the consummation of CCAC’s initial public offering prior to the Closing.

On February 7, 2022, one business day prior to the Closing Date, CCAC effectuated the Domestication, pursuant to which each of CCAC’s currently issued and outstanding Class A Ordinary Shares and Class B ordinary shares automatically converted by operation of law, on a one-for-one basis, into shares of Common Stock of the Company. Similarly, all of CCAC’s outstanding warrants became warrants to acquire shares of Common Stock, and no other changes were made to the terms of any outstanding warrants.

Pursuant to the terms of the Merger Agreement, the Business Combination was effected through the merger (the “Merger”) of a wholly owned subsidiary of CCAC, CITIC Capital Merger Sub Inc., a Delaware corporation (“Merger Sub”) with and into Legacy Quanergy, whereupon the separate corporate existence of Merger Sub ceased and Legacy Quanergy became the surviving company and a wholly owned subsidiary of the Company. In connection with the Domestication, the Company changed its name from CITIC Capital Acquisition Corp. to Quanergy Systems, Inc.

On the Closing Date, purchasers subscribed to purchase from the Company an aggregate of 3,695,000 shares of the Company’s Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $36,950,000, pursuant to separate subscription agreements (each, a “Subscription Agreement”). The sale of PIPE Shares was consummated substantially concurrently with the Closing.

GEM Agreement

In order to better manage working capital and liquidity needs post Business Combination, CCAC, GEM Global Yield LLC SCS (“GEM Investor”) and GEM Yield Bahamas LTD. (“GYBL”) entered into the GEM Agreement, which allows us to fund general corporate purposes and working capital needs. We are entitled to draw down up to $125 million of gross proceeds (“Aggregate Limit”) in exchange for shares of our Common Stock, at a price equal to 90% of the average closing bid price of the shares of our Common Stock on the NYSE for a 30 day period, subject to meeting the terms and conditions of the GEM Agreement. GYBL is also entitled, pursuant to the GEM Warrant, to purchase up to 3,397,923 shares of Common Stock, at a per share exercise price of $10.00 and exercisable for a period of three years.

In May 2022, the Company drew down $9.9 million on the GEM Agreement. In exchange for funding, Quanergy issued 26,283,186 shares of common stock. The number of shares issued represents three times the fair value of funding received by the Company, based on the closing price of the Company’s stock on the date of the funding request. Upon settlement of funding in July 2022 GEM returned 1,134,581 shares to the Company, which were subsequently retired.

Recent Developments

On August 17, 2022, we delivered a draw down notice (the “Draw Down Notice”) to GEM Investor, pursuant to the GEM Agreement. The Draw Down Notice requested that GEM Investor draw down 12,000,000 shares of the Company’s common stock, which the Company delivered on August 18, 2022. Pursuant to the terms of the Draw Down Notice, and in accordance with other conditions set forth in the GEM Agreement, GEM Investor is required to pay, in cash, a per-share amount equal to 90% of the average closing bid price of the shares of Company’s common stock recorded by the New York Stock Exchange during the 30 consecutive trading days commencing on August 18, 2022. Settlement is expected to occur on September 30, 2022.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, it is exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its Chief Executive Officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We previously elected to avail ourself of the extended transition period, and following the consummation of the Business Combination, we are an emerging growth company at least until December 31, 2022 and are taking advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2024, (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Summary Risk Factors

The following is a summary of select risks and uncertainties that could materially adversely affect us and our business, financial condition and results of operations. Before you invest in our Common Stock, you should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors.”

•	We have incurred operating losses in the past, expect to incur operating losses in the future and may never achieve or maintain profitability.

•	We will require additional capital to meet our financial obligations and support planned business growth, and this capital might not be available on acceptable terms or at all.

•

We operate in evolving markets, which make it difficult to evaluate our business and prospects. If markets for LiDAR products, including autonomous driving, security & smart spaces, mapping, robotics, industrial and other commercial applications, develop more slowly than we expect, or long- term end-customer adoption rates and demand are slower than we expect, our operating results and growth prospects could be harmed.

•	Product integration could face complications or unpredictable difficulties, which may adversely impact customer adoption of our products and our financial performance.

•

The market for LiDAR sensors is highly competitive and many companies are actively focusing on LiDAR technology or competing technologies based on camera, radar or other technologies. If we fail to differentiate ourselves and compete successfully with these companies, many of which have substantially greater resources, our products may become obsolete and it will be difficult for us to attract customers and our business will be harmed.

•

Our Optical Phased Array (“OPA”) based product could fail to meet industry requirements for range, resolution or general performance or we could fall short of our cost objections for OPA-based LiDAR, thereby limiting our revenue potential.

•	Developments in alternative non-LiDAR technologies may adversely affect the demand for LiDAR sensors.

•

If we are not able to effectively grow our global sales and marketing organization, or maintain or grow an effective network of distributors, value-added resellers, and integrators, our business prospects, results of operations and financial condition could be adversely affected.

•

We continue to implement strategic initiatives designed to grow our business. These initiatives may prove more costly than we currently anticipate and we may not succeed in increasing our revenue in an amount sufficient to offset the costs of these initiatives and to achieve and maintain profitability.

•

We have limited manufacturing capacity and intend to depend primarily on a small number of contract manufacturers and manufacturing partners in the future. Our operations could be disrupted if we encounter delays or other problems with these contract manufacturers.

•

Our products incorporate key components, including computer chips, from sole source suppliers and if our contract manufacturers are unable to source these components on a timely basis, due to fabrication capacity issues or other material supply constraints, or if there are interruptions in our, or our contract manufacturers’, relationships with these third-party suppliers, we will not be able to deliver our products to our distributors and customers which would adversely impact our business.

•	We may incur significant direct or indirect liabilities in connection with our product warranties which could adversely affect our business and operating results.

•

We have been and may continue to be subject to litigation regarding intellectual property rights that could be costly, including claims that we are infringing third party intellectual property, whether successful or not, and could result in the loss of rights important to our products or otherwise harm our business.

•	We are subject to, and must remain in compliance with, numerous laws and governmental regulations across various jurisdictions concerning the manufacturing, use, distribution and sale of our products.

•	The effects of the COVID-19 pandemic has had and could continue to have a material adverse effect on our business prospects, financial results, and results of operations.

•

We have a global supply chain and the COVID-19 pandemic, Russia’s aggression in Ukraine and other macroeconomic factors may adversely affect our ability to source components in a timely or cost-effective manner from our third-party suppliers due to, among other things, work stoppages or interruptions.

•

We may issue additional shares of Common Stock, including under the GEM Agreement, the GEM Warrant, the 2022 Equity Incentive Plan and the 2022 Employee Stock Purchase Plan. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Corporate Information

Our principal executive offices are located at 433 Lakeside Drive, Sunnyvale, California 94085, and our telephone number is (408) 245-9500. Our corporate website address is www.quanergy.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

“Quanergy” and our other registered and common law trade names, trademarks and service marks are property of Quanergy Systems, Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

RISK FACTORS

An investment in shares of our Common Stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Common Stock, you should carefully consider the risks set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 31, 2022, which are incorporated by reference herein, and subsequent reports filed with the SEC, including our Quarterly Report on Form 10-Q, filed with the SEC on May 16, 2022, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward- looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Forward-looking statements in this prospectus and the documents incorporated by reference herein may include, for example, statements about:

•

our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably following the Closing;

•	costs related to the Business Combination;

•	our history of operating losses;

•	our ability to achieve and maintain profitability in the future;

•	our future capital needs following the Business Combination;

•	demand for our products and the drivers of that demand;

•	adoption of LiDAR technology generally and of our digital LiDAR technology, in particular;

•	the implementation, market acceptance and success of our products and technology in the autonomous vehicle industry and in potential new categories for LiDAR technology;

•	competition in our industry, the advantages of our products and technology over competing products and technology existing in the market, and competitive factors including with

•	respect to technological capabilities, cost and scalability;

•	unforeseen safety issues with our products that could result in injuries to people;

•	adverse conditions in the global Sensing Solutions Market or the global economy more generally, including the impact of health epidemics such as the COVID-19 pandemic;

•	our ability to manage our growth effectively;

•	the success of our strategic relationships with third parties;

•	our international expansion plans;

•	our ability to develop additional products and product offerings;

•	our limited manufacturing capacity and plans to depend primarily on a small number of contract manufacturers and manufacturing partners in the future;

•	our reliance on sole source suppliers and our contract manufacturers’ ability to source components on a timely basis;

•	our ability to maintain and protect our intellectual property;

•	the outcome of any known and unknown litigation and regulatory proceedings;

•	our ability to recruit and retain qualified personnel;

•	our ability to maintain an effective system of internal control over financial reporting; our ability to maintain the listing of our securities;

•

our ability to sell shares of Common Stock to GEM Investor pursuant to the terms of the GEM Agreement and our ability to register and maintain the registration of the shares issued and issuable thereunder; and

•	our anticipated use of the net proceeds from the potential sale of shares of our Common Stock to GEM Investor or from the exercise of the GEM Warrant.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following:

•

our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	changes in domestic and foreign business, market, financial, political and legal conditions;

•	our ability to manage future growth;

•	our ability to develop new products and solutions and bring them to market in a timely manner;

•	the effects of competition on our business;

•	our success in retaining or recruiting, or changes required in, officers, key employees or directors;

•	changes in applicable laws or regulations;

•	the outcome of any legal proceedings; and

•	other risks and uncertainties set forth in the prospectus in the section entitled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.

Should one or more of the risks or uncertainties described in this prospectus and the documents incorporated by reference herein, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.

You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of June 30, 2022, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column titled “Number of Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder consist of an aggregate of 12,507,954 shares of Common Stock, including (i) an aggregate of 11,474,942 shares of Common Stock acquired by certain of our current and former employees, consultants, and directors pursuant to the exercise of restricted stock unit awards (“RSUs”) under our 2013 Plan and (ii) an aggregate of 1,033,012 shares of common stock issuable upon the conversion of an equal number of shares of common stock that may be acquired by certain of our current executive officers and directors upon the exercise of stock options under our 2013 Plan. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 30, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common stock prior to this offering on 121,736,958 shares of common outstanding as of June 30, 2022.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Quanergy Systems, Inc., 433 Lakeside Drive, Sunnyvale, California 94085.

	Shares Beneficially Owned Prior to this Offering			Number of Shares Being Offered[2]		Shares Beneficially Owned Following this Offering(1)
Selling Stockholder	Shares		%			Shares	%(2)
Kevin Kennedy	2,717,325	(2)	2.2%	2,639,134	(13)	221,657	*
Bradley Sherrard	144,019	(3)	*	299,132	(14)	0	*
Enzo Signore	480,963	(4)	*	658,380	(15)	0	*
Tianyue Yu	3,550,452	(5)	2.9%	364,096	(16)	3,199,787	2.6%
Jim DiSanto	216,839	(6)	*	57,604	(17)	69,364	*
Karen Francis	104,381	(7)	*	121,237	(18)	0	*
Matthew Hammond	61,961	(8)	*	57,604	(19)	0	*
Tamer Hassanein	6,323,532	(9)	5.1%	2,031,269	(20)	4,287,906	3.5%
Tom Rohrs	183,211	(10)	*	251,599	(21)	0	*
Patrick Archambault	766,991	(11)	*	1,045,814	(22)	0	*
Named Selling Stockholders	10,622,048	(12)	8.4%	4,982,085	(23)	5,361,137	4.2%

*	Less than one percent
(1)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of Common Stock before the completion of this offering. The Selling Stockholders may sell any, all, or none of the Shares, including due to limitations under lock-up agreements they have entered into with the underwriters for our initial public offering, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder.

(2)

Consists of (i) 2,555,661 restricted stock units that will vest as of or within 60 days of June 30, 2022 and (ii) 161,644 shares of Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of June 30, 2022.

(3)	Consists of 183,211 restricted stock units that will vest as of or within 60 days of June 30, 2022.

(4)

Consists of (i) 364,567 restricted stock units that will vest as of or within 60 days of June 30, 2022 and (i) 116,396 shares of Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of June 30, 2022.

(5)

Consists of (i) 2,229,801 shares of Common Stock held by Tianyue Yu, Trusteee of the Yang Yu Trust, a trust for the benefit of the holder’s family, (ii) 484,993 shares of Common Stock held by Weilai Yang and Yu Cheung Ho, Trustee of the YYAD10 Trust, a trust for the benefit of the holder’s family, (iii) 484,993 shares of Common Stock held by Weilai Yang and Yu Cheung Ho, Trustee of the YYJK28 Trust, a trust for the benefit of the holder’s family, (iv) 196,419 shares of Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of June 30, 2022, and (v) 154,246 restricted stock units that will vest as of or within 60 days of June 30, 2022.

(6)

Consists of (i) 61,961 restricted stock units that will vest as of or within 60 days of June 30, 2022, (ii) 85,514 shares of Common Stock, (iii) 26,631 shares of Common Stock held by Motus-VGO Autonomous IOT Fund, L.P., and (iv) 42,733 shares of Common Stock held by Transportation Technology Ventures LLC. Motus-VGO GP LLC is a general partner of Motus-VGO Autonomous IOT Fund, L.P., and Jim DiSanto is a managing member of Transportation Technology Ventures LLC and Motus-VGO GP LLC.

(7)

Consists of (i) 43,763 restricted stock units that will vest as of or within 60 days of June 30, 2022 and (ii) 60,618 shares of Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of June 30, 2022.

(8)	Consists of 61,961 restricted stock units that will vest as of or within 60 days of June 30, 2022.

(9)

Consists of (i) 157,129 shares of Common Stock held by the holder, (ii) 2,035,626 restricted stock units will vest as of or within 60 days of June 30, 2022, (iii) 109,780 shares of Common Stock and 64,663 shares of Common Stock that would be issuable upon exercise of warrants exercisable as of or within 60 days of June 30, 2022, in each case, held by Rising Tide II, L.P., (iv) 494,700 shares of Common Stock held by Rising Tide II, LLC, (v) 846,607 shares of Common Stock held by Rising Tide III, LLC, (vi) 1,976,464 shares of Common Stock held by Rising Tide IV, LLC, (vii) 310,395 shares of Common Stock held by Rising Tide IVA, LLC, and (viii) 392,831 shares of Common Stock held by Rising Tide Management, Ltd. All of the foregoing entities, except for Rising Tide Management, Ltd., is managed by Rising Tide Fund Managers, LLC. Rising Tide Management, Ltd. is wholly-owned by Tamer Ossama Hassanein, who is also a managing member of Rising Tide Fund Managers, LLC. The holder is a managing member of Rising Tide Fund Managers, LLC. The business address for the holder and its affiliates is 44 Tehama Street, San Francisco, California 94105.

(10)

Consists of 61,961 restricted stock units that will vest as of or within 60 days of June 30, 2022 and 121,250 shares of Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of June 30, 2022.

(11)

Consists of 575,585 restricted stock units that will vest as of or within 60 days of June 30, 2022 and 191,406 shares of Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of June 30, 2022.

(12)	Includes the following named non-affiliate persons, each of whom holds at least 1,000 shares:

Lakshmi Alapati, Laurence John Alder, Riaz Ali, Jerry Allison, Kevin Amiri, Adam Andres, Henri Arif, Robert Armstrong, Richard Arnold, Kent Asai, Hilmi Atalay, Aly Ba, Nelson Balido, Balbir Bassi, Gerald Becker, Bejo Benny, Krishna Bhatu, Rajpal Bhullar, Aden Caasi, Jia Cao, Lourdes Cervantes, Ashish Chawla, Carlos Cruz, Raed Dagher, Anh Dang, Selameab Demilew, Kevin DeNuccio, Sukhbir Dhillon, Steve Ehrsam, Louay Eldada, Nichola Eliovits, Herman Esguerra, Pavani Eupuri, Declan Farrell, Junichiro Fujita, Barnabas Fung, William Futterman, Mark Gentrup, Gursavak Gill, Peter Goebel, Goutham Govada, Gurbakhash Grewal, Leena Guntakal Patil, Carlos Gutierrez, Daniel Haile, Uzma Hassan, Michael Healy, An Hoang, J Hopkins, Derhaur Hsieh, Bin Hu, Ta-chien Huang, Peter Iles, Tomoyuki Izuhara, Rohit Jain, Jeffrey Jou, Dharma Kadam, Michael Kalman, Kiyan Khaloozadeh, Jumal Khan, Chaitanya Khoche, Sona Kim, Steve Kim, Mike Kirk, Karim Kobrossi, Devin Koller, Erlendur Kristjansson, Kevin Lam, Julie Lam, Marc Lamy, Stanley Lau, Huu-Chuong Le, Hong Le, Du Le, Guy Leo, Ziming Li, Paul Lim, Miao Ling Anita Lin, Teresa Liou, Rudy Lopez, Darrell Louie, Rachel Lu, Jing Luo, Katie Luong, Vincent Lupe, Brenton MacDonald, Rishika Machina, Andrew Madhu, William Maier, Krishna Malladi, Xavier Morin-Duchesne, Parisa Moslemi, Agustinus Nagata, Thomas Napora, Nate Nguyen, Dieu Nguyen, Sunny Nguyen, Tyler Nguyen, Calvin Nguyen, Truong Nguyen, Andrew Osborn, Shrimant Patel, Chong Peng, Bhupinder Phangureh, Michael Pingue, Jeff Ploshay, Jaswant Rai, Kishor Kumar Ravula, Elena Reshetova, Alfred Riddle, Tony Rigoni, Rowan Sandhu, Surabhi Sarda, Casey Scott, Sonny Sekhon, Chirag Shah, Akshaya Sharma, Sukhbir Singh, Debra Snyder, Adam Sowul, Anthony Sproul, Andrea Steen, Edwin Stoll, Robert Surmani, Hrishikesh Gopal Tawade, Ross Taylor, Rishikesh Vilas Tendulkar, Ekaterina Terskin, Gerald Texel, Mike Tolley, Marco Torres, Camtu Tran, Tim Tran, Pratibha Tripathi, Shashank Tupkar, Aleksandr Urakhchin, Aswin Kumar Kovval Veetil, Elmer Villanueva, Alexander Voskoboev, Dan Vu, Nitin Vyas, Yan Wang, Chi-Luen Wang, Zhong Wang, Yingying Wei, Alec Wong, Sammi Wong, Oliver Wunderlich, Ahmet Bugra Yanik, John Yokela, Fachuan Yu, Jin Zhang, Ron Zhang, Lijing Zhang, Hong Zhang, Yinghong Zhang, Xin Zhou, Oleksandr Zhuromskyy, Chris Acton, Hogwei Zhou and Mark Ziegenfuss.

(13)	Consists of (i) 2,445,139 restricted stock units issued under the 2013 Plan and (ii) 193,995 shares of Common Stock that would be issuable upon exercise of options issued under the 2013 Plan.

(14)	Consists of 299,132 restricted stock units issued under the 2013 Plan.

(15)	Consists of (i) 503,186 restricted stock units issued under the 2013 Plan and (ii) 155,194 shares of Common Stock that would be issuable upon exercise of options issued under the 2013 Plan.

(16)	Consists of (i) 167,677 restricted stock units issued under the 2013 Plan and (ii) 196,419 shares of Common Stock that would be issuable upon exercise of options issued under the 2013 Plan.

(17)	Consists of 57,604 restricted stock units issued under the 2013 Plan.

(18)	Consists of (i) 60,619 restricted stock units issued under the 2013 Plan and (ii) 60,618 shares of Common Stock that would be issuable upon exercise of options issued under the 2013 Plan.

(19)	Consists of 57,604 restricted stock units issued under the 2013 Plan.

(20)	Consists of 2,031,269 restricted stock units issued under the 2013 Plan.

(21)	Consists of (i) 57,604 restricted stock units issued under the 2013 Plan and (ii) 193,995 shares of Common Stock that would be issuable upon exercise of options issued under the 2013 Plan.

(22)	Consists of (i) 813,023 restricted stock units issued under the 2013 Plan and (ii) 232,791 shares of Common Stock that would be issuable upon exercise of options issued under the 2013 Plan.

(23)	Consists of 4,982,085 restricted stock units issued under the 2013 Plan.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Cooley LLP.

EXPERTS

The audited financial statements of Quanergy Systems, Inc. incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Reoffer Prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Reoffer Prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference into this Reoffer Prospectus the following documents previously filed with the SEC:

(a)

The Registrant’s Quarterly Reports on Form 10-Q (File No. 001-39222) for the quarters ended March  31, 2022 and June 30, 2022 filed with the Commission on May  16, 2022 and August 12, 2022, respectively;

(b)

The Registrant’s Current Reports on Form 8-K (File No. 001-39222) filed with the Commission on January  5, 2022, January  7, 2022, January  12, 2022, January  18, 2022, January  24, 2022, January  25, 2022, January  31, 2022, February 14, 2022 (and the subsequent amendments thereto filed on Form 8-K/A on February  14, 2022, March  31, 2022, and April  4, 2022), March  2, 2022, April  5, 2022, May  23, 2022, June  21, 2022, July  27, 2022, July  29, 2022, August  4, 2022, August  11, 2022, August  18, 2022, August  26, 2022 and August 29, 2022; and

(c)

The description of the Registrant’s Common Stock contained in Exhibit 4.5 to its Annual Report on Form 10-K (File No. 001-39222), filed with the Commission on March 31, 2022, including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the termination of the offering of the Shares under this Reoffer Prospectus shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Reoffer Prospectus.

Any statement contained in this Reoffer Prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with the Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Requests for documents should be directed to Quanergy Systems, Inc., Attention: Secretary, 433 Lakeside Drive, Sunnyvale, California 94085, (408) 245-9500.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.quanergy.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Quanergy Systems, Inc., Attention: Secretary, 433 Lakeside Drive, Sunnyvale, California 94085, (408) 245-9500.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registration Information and Employee Plan Annual Information.*

*

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428(b)(1) of the Securities Act and the “Note” to Part I of Form S-8. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Quarterly Reports on Form 10-Q (File No. 001-39222) for the quarter ended March 31, 2022 and June 30, 3022 filed with the Commission on May 16, 2022 and August 12, 2022, respectively;

(b)

The Registrant’s Current Reports on Form 8-K (File No. 001-39222) filed with the Commission on January  5, 2022, January  7, 2022, January  12, 2022, January  18, 2022, January  24, 2022, January  25, 2022, January  31, 2022, February 14, 2022 (and the subsequent amendments thereto filed on Form 8-K/A on February  14, 2022, March  31, 2022, and April  4, 2022), March  2, 2022, April  5, 2022, May  23, 2022, June  21, 2022, July  27, 2022, July  29, 2022, August  4, 2022, August  11, 2022, August  18, 2022, August  26, 2022 and August 29, 2022; and

(c)

The description of the Registrant’s Common Stock contained in Exhibit 4.5 to its Annual Report on Form 10-K (File No. 001-39222), filed with the Commission on March 31, 2022, including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

All reports and other documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 and Item 7.01 of Form 8-K and any exhibits furnished on such form that relate to such items, after the date of this registration statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, our Charter eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 7.	Exemption from Registration Claimed.

The issuance of the Shares that constitute “restricted securities” under Rule 144 promulgated under the Securities Act being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant..

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit		Filing Date

4.1	Certificate of Incorporation of Quanergy Systems, Inc.	8-K	001-39222	3.1		February 14, 2022

4.2	Bylaws of Quanergy Systems, Inc., as currently in effect.	8-K	001-39222	3.2		February 14, 2022

4.4	Form of Common Stock Certificate of the Registrant.	8-K	001-39222	4.3		February 14, 2022

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Grant Thornton, LLP independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Quanergy Systems, Inc. 2013 Equity Incentive Plan.	S-4	333-257962	10.5		July 16, 2021

99.1(a)	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended.	S-4	333-257962	10.5	(a)	July 16, 2021

99.1(b)	Form of International Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended	S-4	333-257962	10.5	(b)	July 16, 2021

99.1(c)	Form of Incentive Stock Option Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended	S-4	333-257962	10.5	(c)	July 16, 2021

99.1(d)	Form of PRC Resident Incentive Stock Option Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended	S-4	333-257962	10.5	(d)	July 16, 2021

99.1(e)	Form of Nonstatutory Stock Option Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended	S-4	333-257962	10.5	(e)	July 16, 2021

99.1(f)	Form of International Nonstatutory Stock Option Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended	S-4	333-257962	10.5	(f)	July 16, 2021

107*	Calculation of Filing Fee Tables

*	Filed herewith.

Item 9.	Undertakings.

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California, on this 29th day of August, 2022.

QUANERGY SYSTEMS, INC.

By:	/s/ Kevin J. Kennedy
Kevin J. Kennedy
Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin J. Kennedy and Patrick Archambault, and each of them, as his or her true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kevin J. Kennedy	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 29, 2022
Kevin J. Kennedy

/s/ Patrick Archambault	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 29, 2022
Patrick Archambault

/s/ Jim DiSanto	Director	August 29, 2022
Jim DiSanto

/s/ Karen Francis	Director	August 29, 2022
Karen Francis

/s/ Matthew Hammond	Director	August 29, 2022
Matthew Hammond

/s/ Tamer Hassanein	Director	August 29, 2022
Tamer Hassanein

/s/ Thomas M. Rohrs	Director	August 29, 2022
Thomas M. Rohrs

/s/ Tianyue Yu	Director	August 29, 2022
Tianyue Yu

/s/ Lisa Kelley	Director	August 29, 2022
Lisa Kelley